SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2019

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Booking Holdings Inc. (the "Company") adopted a new form of performance share unit agreement (the "Form PSU Agreement") under the Company's 1999 Omnibus Plan (the "Plan") with respect to 2019 performance share unit awards to its named executive officers. The Form PSU Agreement provides for the grant of performance share units to executive officers, which generally vest at the end of three years of service but only result in the issuance of shares if the Company achieves a specified threshold of Cumulative Consolidated Compensation EBITDA (as defined in the Form PSU Agreement). The exact number of shares issuable pursuant to the Form PSU Agreement depends on the Company's performance against Cumulative Consolidated Compensation EBITDA targets set by the Compensation Committee for the performance period, and in general can range from 0 shares to 2x the nominal number of shares subject to the performance share units.

The foregoing description of the Form PSU Agreement is a summary only and is qualified in its entirety by reference to the form agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	2019 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  March 1, 2019

EXHIBIT INDEX

Exhibit Number	Description

99.1	2019 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.